Exhibit 99.1

NETSOL Technologies Reports 3% Total Net Revenue Growth With 26% Increase in Recurring Revenue and Net Profitability in Fiscal First Quarter 2025

●	3% increase in 1Q’25 total net revenues to $14.6 million
●	26% increase in 1Q’25 subscription and support revenues to $8.2 million
●	45% gross margins in 1Q’25
●	Net income in 1Q’25 of $71,000 building on FY’24 profitability
●	Cash and cash equivalents increased to $24.5 million
●	Signed expansion agreement with major automaker in China increasing contract value to over $30 million
●	Signed $16 million agreement with major automaker in the United States

Encino, Calif., November 13, 2024 – NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and asset finance solutions provider, reported results for the fiscal first quarter of 2025 ended September 30, 2024.

Najeeb Ghauri, Co-Founder, Chief Executive Officer, and Chairman of NETSOL Technologies Inc., commented, “We’re continue to build on the foundation we laid in 2024, achieving profitability in the first fiscal quarter of 2025 driven by a 26% increase in recurring subscription and support revenues and consistent services revenues when compared to the first quarter of fiscal 2024. Moreover, we are strengthening our balance sheet and are aggressively but strategically investing in the growth of our business, with a particular focus on AI, as we expand our product offerings and grow our presence in both new and existing geographic markets.”

Fiscal First Quarter 2025 Financial Results

Total net revenues for the first quarter of fiscal 2025 increased 3% to $14.6 million, compared with $14.2 million in the prior year period, driven by a 26% increase in subscription and support revenues and consistent services revenues in the quarter. On a constant currency basis, total net revenues were $14.5 million.

●	No meaningful license fees compared with $1.3 million in the prior year period.
●	Total subscription (SaaS and Cloud) and support revenues increased 26% to $8.2 million compared with $6.5 million in the prior year period. Total subscription and support revenues as percentage of sales increased to 56%, compared with 46% in the prior year period. Total subscription and support revenues on a constant currency basis were $8.1 million.
●	Total services revenues were $6.4 million, compared with $6.5 million in the prior year period. Total services revenues on a constant currency basis were $6.3 million.

Gross profit for the first quarter of fiscal 2025 was $6.6 million or 45% of net revenues, compared to $6.2 million or 43% of net revenues in the first quarter of fiscal 2024. On a constant currency basis, gross profit was $6.7 million or 46% of net revenues as measured on a constant currency basis.

Operating expenses for the first quarter of fiscal 2025 were $7.3 million or 50% of sales compared to $5.8 million or 41% of sales for the first quarter of fiscal 2024. On a constant currency basis, operating expenses were $7.2 million or 49% of sales on a constant currency basis.

Loss from operations for the first quarter of fiscal 2025 was $(760,000) compared to income from operations of $350,000 in the first quarter of fiscal 2024.

GAAP net income attributable to NETSOL for the first quarter of fiscal 2025 totaled $71,000 or $0.006 per diluted share, compared with GAAP net income of $31,000 or 0.003 per diluted share in the prior year period.

Non-GAAP EBITDA for the first quarter of fiscal 2025 was $302,000 or $0.03 per diluted share, compared with non-GAAP EBITDA of $805,000 or $0.07 per diluted share in the first quarter of fiscal 2024 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Non-GAAP adjusted EBITDA for the first quarter of fiscal 2025 was $204,000 or $0.02 per diluted share, compared with a non-GAAP adjusted EBITDA of $466,000 or $0.04 per diluted share in the prior year period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Balance Sheet and Capital Structure

Cash and cash equivalents was $24.5 million as of September 30, 2024, compared with $19.1 million as of June 30, 2024. Working capital was $24.2 million as of September 30, 2024, compared with $23.6 million as of June 30, 2024. Total NETSOL stockholders’ equity at September 30, 2024, was $34.7 million or $3.03 per share.

Management Commentary

“Our performance in the first quarter of 2025 was driven by encouraging trends including a double-digit increase in subscription and support revenue and consistent services revenues when compared to the first quarter of 2024,” Najeeb Ghauri, Co-Founder, Chief Executive Officer, and Chairman of NETSOL Technologies Inc., commented. “Importantly, we achieved these results without recognizing any meaningful license fees in the quarter, demonstrating a shift in our revenue to rely less on large, one-time licensing fees and benefit from more predictable and consistent SaaS sales.

“We continued to invest in the growth of our business during the quarter,” Mr. Ghauri continued. “Geographic expansion remains a key strategic focus for us, and we believe that there is significant opportunity for growth in new markets, as well as the ones that we currently hold a leadership position in as we continue to innovate and evolve our product offerings to meet shifting market demands. The recent product rebranding has been particularly well received and we’re focused on investing in our business development initiatives to create a more sustainable pipeline of opportunities across all our markets.

“Growth in the United States continues to be a top priority, and we’re making encouraging progress as we continue to penetrate this region. During the quarter, we announced a five-year, $16 million deal with a major automaker and to revolutionize their digital car buying experience through Transcend Retail, our omnichannel digital retail platform. We’re performing in our established markets as well – during the quarter, we signed an expansion agreement with a major automaker in China increasing the contract value to over $30 million, demonstrating our strength of customer relationships and ongoing demand for our products from Tier 1 names in the auto industry. We remain confident that we will be able to achieve double digit revenue growth this fiscal year.”

Roger Almond, Chief Financial Officer of NETSOL Technologies Inc., commented, “Our first quarter results reflect the strengthening of our business model with solid growth of our recurring revenue base. From a liquidity standpoint, we strengthened our balance sheet in the quarter with a cash position of $24.5 million compared with $19.1 million at the close of fiscal 2024, as well as improved working capital. Looking ahead, we believe that NETSOL is well positioned to deliver double-digit revenue growth in fiscal 2025 and drive enhanced value for our shareholders.”

Conference Call

NETSOL Technologies management will hold a conference call on Wednesday, November 13, at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss these financial results. A question-and-answer session will follow management’s presentation.

U.S. dial-in: 877-407-0789

International dial-in: 201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time and provide the operator with the conference ID: NETSOL. The operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Investor Relations at 203-972-9200.

The conference call will also be broadcast live and available for replay here, along with additional replay access being provided through the company information section of NETSOL’s website.

A telephone replay of the conference call will be available approximately three hours after the call concludes through Wednesday, November 27, 2024.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13750042

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of professionals placed in ten strategically located support and delivery centers throughout the world. NETSOL’s products help companies transform their finance and leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

IMS Investor Relations

netsol@imsinvestorrelations.com

+1 203-972-9200

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	September 30, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$24,525,956	$19,127,165
Accounts receivable, net of allowance of $15,533 and $398,809	5,936,063	13,049,614
Revenues in excess of billings, net of allowance of $460,743 and $116,148	12,743,571	12,684,518
Other current assets	3,328,112	2,600,786
Total current assets	46,533,702	47,462,083
Revenues in excess of billings, net - long term	866,388	954,029
Property and equipment, net	4,847,869	5,106,842
Right of use assets - operating leases	1,216,835	1,328,624
Other assets	32,341	32,340
Intangible assets, net	-	-
Goodwill	9,302,524	9,302,524
Total assets	$62,799,659	$64,186,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,414,790	$8,232,342
Current portion of loans and obligations under finance leases	6,443,937	6,276,125
Current portion of operating lease obligations	590,541	608,202
Unearned revenue	6,923,112	8,752,153
Total current liabilities	22,372,380	23,868,822
Loans and obligations under finance leases; less current maturities	92,638	95,771
Operating lease obligations; less current maturities	594,631	688,749
Total liabilities	23,059,649	24,653,342

Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,383,872 shares issued and 11,444,841 outstanding as of September 30, 2024 , 12,359,922 shares issued and 11,420,891 outstanding as of June 30, 2024	123,842	123,602
Additional paid-in-capital	128,709,890	128,783,865
Treasury stock (at cost, 939,031 shares
as of September 30, 2024 and June 30, 2024)	(3,920,856)	(3,920,856)
Accumulated deficit	(44,141,518)	(44,212,313)
Other comprehensive loss	(46,049,023)	(45,935,616)
Total NetSol stockholders’ equity	34,722,335	34,838,682
Non-controlling interest	5,017,675	4,694,418
Total stockholders’ equity	39,740,010	39,533,100
Total liabilities and stockholders’ equity	$62,799,659	$64,186,442

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months
	Ended September 30,
	2024	2023
Net Revenues:
License fees	$1,229	$1,280,449
Subscription and support	8,192,471	6,512,243
Services	6,404,798	6,449,489
Total net revenues	14,598,498	14,242,181

Cost of revenues	8,034,386	8,080,164
Gross profit	6,564,112	6,162,017

Operating expenses:
Selling, general and administrative	6,964,321	5,432,969
Research and development cost	359,949	378,419
Total operating expenses	7,324,270	5,811,388

Income (loss) from operations	(760,158)	350,629

Other income and (expenses)
Interest expense	(258,219)	(276,017)
Interest income	769,867	414,718
Gain (loss) on foreign currency exchange transactions	542,545	(134,253)
Other income	153,491	57,881
Total other income (expenses)	1,207,684	62,329

Net income before income taxes	447,526	412,958
Income tax provision	(229,817)	(121,895)
Net income	217,709	291,063
Non-controlling interest	(146,914)	(260,173)
Net income attributable to NetSol	$70,795	$30,890

Net income per share:
Net income per common share
Basic	$0.006	$0.003
Diluted	$0.006	$0.003

Weighted average number of shares outstanding
Basic	11,429,695	11,345,856
Diluted	11,482,754	11,345,856

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Three Months
	Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$217,709	$291,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	365,997	530,786
Provision (reversal) for bad debts	336,506	7,880
(Gain) loss on sale of assets	-	(98)
Stock based compensation	47,779	60,354
Changes in operating assets and liabilities:
Accounts receivable	6,738,384	4,608,881
Revenues in excess of billing	836,403	(1,478,386)
Other current assets	(222,359)	92,686
Accounts payable and accrued expenses	10,546	341,722
Unearned revenue	(2,813,220)	(2,791,269)
Net cash provided by operating activities	5,517,745	1,663,619

Cash flows from investing activities:
Purchases of property and equipment	(100,737)	(371,630)
Sales of property and equipment	-	1,230
Purchase of subsidiary shares	(7,895)	-
Net cash used in investing activities	(108,632)	(370,400)

Cash flows from financing activities:
Proceeds from the exercise of stock options	21,500	-
Proceeds from bank loans	250,000	-
Payments on finance lease obligations and loans - net	(118,311)	(44,474)
Net cash provided by (used in) financing activities	153,189	(44,474)
Effect of exchange rate changes	(163,511)	(230,322)
Net increase (decrease) in cash and cash equivalents	5,398,791	1,018,423
Cash and cash equivalents at beginning of the period	19,127,165	15,533,254
Cash and cash equivalents at end of period	$24,525,956	$16,551,677

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Three Months
	Ended September 30,
	2024	2023

Net Income (loss) attributable to NetSol	$70,795	$30,890
Non-controlling interest	146,914	260,173
Income taxes	229,817	121,895
Depreciation and amortization	365,997	530,786
Interest expense	258,219	276,017
Interest (income)	(769,867)	(414,718)
EBITDA	$301,875	$805,043
Add back:
Non-cash stock-based compensation	47,779	60,354
Adjusted EBITDA, gross	$349,654	$865,397
Less non-controlling interest (a)	(145,781)	(399,440)
Adjusted EBITDA, net	$203,873	$465,957

Weighted Average number of shares outstanding
Basic	11,429,695	11,345,856
Diluted	11,482,754	11,345,856

Basic adjusted EBITDA	$0.02	$0.04
Diluted adjusted EBITDA	$0.02	$0.04

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$146,914	$260,173
Income Taxes	70,587	36,377
Depreciation and amortization	89,135	141,351
Interest expense	79,192	85,889
Interest (income)	(242,647)	(128,091)
EBITDA	$143,181	$395,699
Add back:
Non-cash stock-based compensation	2,600	3,741
Adjusted EBITDA of non-controlling interest	$145,781	$399,440